UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2013

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)                             Election of Directors

On December 16, 2013, the Board of Directors (the “Board”) of Number Holdings, Inc. (“Parent”), the parent of 99 Cents Only Stores LLC (the “Company”), elected Michael Fung to serve as a member of the Board and as a member and Chairperson of the Audit Committee of the Board (the “Audit Committee”), effective immediately.

In connection with his election, the Board approved a compensatory arrangement for Mr. Fung, pursuant to which he will receive $35,000 per year for his service as a director and an additional $2,500 for each in-person meeting of the Board he attends in addition to the four regularly scheduled in-person meetings per year, and $10,000 per year for his service as Chairperson of the Audit Committee.  Mr. Fung will be granted stock options to purchase an aggregate of 250 shares of each of the Class A and Class B common stock of Parent for his service as a director (the “Options”).  The exercise price of the Options will equal or exceed the fair market value of the underlying common stock on the date of grant.

Mr. Fung previously served as Interim Executive Vice President and Chief Administrative Officer of the Company.  There are no arrangements or understandings between Mr. Fung and any other person pursuant to which he was selected as a director, and there are no relationships between Mr. Fung and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)                                 Change in Fiscal Year

On December 16, 2013, the Board approved a resolution changing the end of the Company’s fiscal year, effective immediately.  Prior to the change, the fiscal year of the Company ended on the Saturday closest to the last day of March. The Company’s new fiscal year end is the Friday closest to the last day of January, with each successive quarterly period ending the Friday closest to the last day of April, July, October or January, as applicable.

The full year and the fourth interim period of the 2014 fiscal year of the Company will end on January 31, 2014.  In accordance with the rules of the Securities and Exchange Commission, information on the transition period will be reported on the Company’s Form 10-K for the fiscal year ended January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: December 19, 2013	By:	/s/ Frank Schools
Frank Schools
Senior Vice President, Chief Financial Officer